UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2004

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

1130 Rainier Avenue South

Seattle, Washington	98144

(Address of Principal Executive Offices)	(Zip Code)

(206) 832-4000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

     A.     Private Placement Completed.

     On February 17, 2004, Loudeye Corp. (the “Company”) announced the sale of 10,810,811 shares of common stock at $1.85 per share to a limited number of accredited investors. The gross proceeds received from the financing were $20,000,000. The Company paid a placement fee equal to 5% of the gross proceeds. A complete copy of the form of the Subscription Agreement, as well as the related press release of the Company regarding the financing, are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

     These securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the shares issued. The Company has agreed to file a registration statement covering the resale of the shares sold in the financing.

     This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. None

(b)	Pro Forma Financial Information. None

(c)	Exhibits.

10.1	Form of Subscription Agreement.

99.1	Press Release dated February 17, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	Loudeye Corp.

	By:	/s/ Jerold J. Goade, Jr.

Jerold. J. Goade Jr.
Vice President and Chief Financial Officer

3